Exhibit 99

Ingredion Incorporated	NEWS RELEASE
5 Westbrook Corporate Center
Westchester, IL 60154	CONTACT:

Investors:  Heather Kos, 708-551-2592
Media:  Claire Regan, 708-551-2602

INGREDION INCORPORATED REPORTS STRONG FIRST QUARTER 2016 RESULTS

•                  First quarter 2016 reported and adjusted EPS were $1.73 and $1.74, respectively, compared to first quarter 2015 reported and adjusted EPS of $1.15 and $1.30, respectively

•                  Reported operating income of $200 million and record adjusted operating income of $201 million

•                  Company raises 2016 adjusted EPS guidance range to $6.45-$6.75 from previous range of $6.20-$6.60

WESTCHESTER, Ill., April  28, 2016 - Ingredion Incorporated (NYSE: INGR), a leading global provider of ingredient solutions to diversified industries, today reported results for the first quarter 2016.

“We delivered another strong quarter with solid operating income and earnings per share and continued progress on our strategic blueprint. Acquisition-related volume, more favorable price/product mix in both our specialty and core ingredients as well as margin expansion propelled by our global optimization efforts and Penford cost synergies all contributed to increases in operating income and earnings per share,” said Ilene Gordon, chairman, president and chief executive officer. “As expected, North America, Asia Pacific and EMEA achieved solid operating income growth for the quarter while South American operating income was lower than the prior year as the region faced slowing economies and foreign-exchange headwinds.

“We continue our strategic journey to becoming a leading global ingredient company, and the ground work we laid over the past several years continued to drive robust operating results. As a result, we expect another strong year and are raising our anticipated 2016 adjusted EPS to a range from $6.45 to $6.75,” Gordon added.

Diluted Earnings Per Share (EPS)

	1Q15	1Q16
Reported EPS	$1.15	$1.73
Acquisition/Integration Costs	$0.06	$0.01
Impairment/Restructuring Costs	$0.09	—
Adjusted EPS*	$1.30	$1.74

*Totals may not foot due to rounding

Estimated factors affecting change in adjusted EPS

1Q16
Margin	0.51
Volume	0.05
Foreign exchange	(0.13)
Other income/(expense)	(0.02)
Total operating items	0.41

Financing costs	—
Shares outstanding	(0.01)
Tax rate	0.05
Non-controlling interest	(0.01)
Total non-operating items	0.03
Total items affecting EPS	0.44

Financial Highlights

•                  At March 31, 2016, total debt and cash and short-term investments were $1.89 billion and $497 million, respectively, versus $1.84 billion and $440 million, respectively, at December 31, 2015. Cash and short-term investments were higher by $57 million primarily driven by higher net income.

•                  During the first quarter of 2016, net financing costs were $14 million, consistent with the year-ago period.

•                  For the first quarter of 2016, reported and adjusted full-year effective tax rates were both 30.1 percent compared to reported and adjusted effective tax rates of 31.7 percent and 32.1 percent, respectively, in the year-ago period.

•                  Capital expenditures were $59 million for the first quarter of 2016, approximately in line with the year-ago period.

Business Review

Total Ingredion

$ in millions	2015 Net sales	FX Impact	Volume	Price/mix	2016 Net sales	% change
First quarter	1,330	-113	60	83	1,360	2%

Net Sales

•                  First quarter net sales were up as a result of improved price/mix in North America and South America, a more favorable product mix in both specialty and core ingredients, as well as acquisition-related growth. These factors were partially offset by changes in foreign currency exchange rates and organic volume declines attributable to the sale of our Port Colborne, Canada facility.

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Operating income

•                  First quarter reported and adjusted operating income were $200 million and $201 million, respectively.  These were 44 percent and 28 percent increases, respectively, compared to $139 million of reported operating income and $157 million of adjusted operating income in the first quarter of 2015. The increase in adjusted operating income was primarily due to: acquisition-related volume growth; a better price/product mix in both our specialty and core ingredients; reduced costs resulting from our global optimization efforts; and cost synergies in North America related to the Penford acquisition. These positives were partially offset by the negative effect of foreign exchange and macroeconomic headwinds in South America, attributable to Argentina and Brazil.

North America

$ in millions	2015 Net sales	FX Impact	Volume	Price/mix	2016 Net sales	% change
First quarter	754	-9	60	36	840	11%

Operating income

•                  First quarter operating income increased from $102 million to $149 million. Higher acquisition-related volumes, a better price/product mix in both our specialty and core ingredients, as well as operational efficiencies driven by our network optimization efforts accounted for the increase.

South America

$ in millions	2015 Net sales	FX Impact	Volume	Price/mix	2016 Net sales	% change
First quarter	258	-87	-14	57	215	-17%

Operating income

•                  Operating income in the first quarter was $18 million, down $7 million. The decline was largely a result of the negative effect of foreign exchange, lower volumes in Brazil and Argentina driven by macroeconomic headwinds, and higher costs for corn and other inputs.  This was partially mitigated by improved price/mix.

Asia Pacific

$ in millions	2015 Net sales	FX Impact	Volume	Price/mix	2016 Net sales	% change
First quarter	187	-12	1	-6	169	-10%

Operating income

•                  First quarter operating income was $28 million, up $2 million from a year ago. Volume growth and margin expansion were partially offset by foreign exchange impacts.

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Europe, Middle East, Africa (EMEA)

$ in millions	2015 Net sales	FX Impact	Volume	Price/mix	2016 Net sales	% change
First quarter	131	-5	13	-4	135	3%

Operating income

•                  First quarter operating income was $26 million, up $4 million from a year ago. Volume growth and margin expansion more than offset foreign exchange impacts.

2016 Guidance

2016 adjusted EPS, excluding acquisition-related and integration costs and impairment and restructuring costs, is expected to be in the range of $6.45 to $6.75 compared to adjusted EPS of $5.88 in 2015.  The full-year guidance assumes, compared to last year: overall improvement in North America, Asia Pacific and EMEA, and South America modestly down given the macroeconomic environment; an effective tax rate of approximately 30-32 percent; and continued trade up in our portfolio, including higher-value specialty ingredients, leading to margin expansion.

In 2016, cash generated by operations is expected to be in the range of $700 million to $750 million and capital expenditures are anticipated to be $300 million.

Conference Call and Webcast

Ingredion will conduct a conference call today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to be hosted by Ilene Gordon, chairman, president and chief executive officer, and Jack Fortnum, chief financial officer.

The call will be webcast in real time, and will include a visual presentation accessible through the Ingredion website at www.ingredion.com. The presentation will be available to download a few hours prior to the start of the call. A replay of the webcast will be available at www.ingredion.com.

ABOUT THE COMPANY

Ingredion Incorporated (NYSE: INGR) is a leading global ingredient solutions provider. We turn corn, tapioca, potatoes and other vegetables and fruits into value-added ingredients and biomaterial solutions for the food, beverage, paper and corrugating, brewing and other industries. Serving customers in over 100 countries, our ingredients make yogurts creamy, candy sweet, paper stronger and face creams silky. Visit Ingredion.com to learn more.

Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements.

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Forward-looking statements include, among other things, any statements regarding the Company’s prospects or future financial condition, earnings, revenues, tax rates, capital expenditures, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing.

These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “assume”, “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast,” “outlook” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.”

These statements are based on current circumstances or expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct.

Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of global economic conditions, including, particularly, continuation or worsening of the current economic, currency and political conditions in South America and economic conditions in Europe, and their impact on our sales volumes and pricing of our products, our ability to collect our receivables from customers and our ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for our co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products; future financial performance of major industries which we serve, including, without limitation, the food and beverage, paper, corrugated, and brewing industries; energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; availability of raw materials, including potato starch, tapioca and the specific varieties of corn upon which our products are based; energy issues in Pakistan; boiler reliability; our ability to effectively integrate and operate acquired businesses, including the Penford business; our ability to achieve budgets and to realize expected synergies; our ability to complete planned maintenance and investment projects successfully and on budget; labor disputes; genetic and biotechnology issues; changing consumption preferences including those relating to high fructose corn syrup; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports on Forms 10-Q and 8-K.

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Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,		Change
(in millions, except per share amounts)	2016	2015	%
Net sales before shipping and handling costs	$1,433.5	$1,410.0	2%
Less: shipping and handling costs	73.5	79.9	(8)%
Net sales	$1,360.0	$1,330.1	2%
Cost of sales	1,020.8	1,049.4	(3)%
Gross profit	$339.2	$280.7	21%

Operating expenses	138.4	132.0	5%
Other (income) expense, net	0.5	(1.2)
Restructuring charge	—	10.4
Operating income	$200.3	$139.5	44%
Financing costs, net	14.2	14.0	1%
Income before income taxes	$186.1	$125.5	48%
Provision for income taxes	56.1	39.8
Net income	$130.0	$85.7	52%
Less: Net income attributable to non-controlling interests	2.8	2.0	40%
Net income attributable to Ingredion	$127.2	$83.7	52%

Earnings per common share attributable to Ingredion common shareholders:

Weighted average common shares outstanding:
Basic	72.0	71.6
Diluted	73.3	72.7

Earnings per common share of Ingredion:
Basic	$1.77	$1.17	51%
Diluted	$1.73	$1.15	50%

Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Balance Sheets

(in millions, except share and per share amounts)	March 31, 2016	December 31, 2015
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$477	$434
Short-term investments	20	6
Accounts receivable — net	786	775
Inventories	756	715
Prepaid expenses	29	20
Total current assets	2,068	1,950

Property, plant and equipment — net	2,014	1,989
Goodwill	606	601
Other intangible assets — net	404	410
Deferred income tax assets	5	7
Other assets	131	117
Total assets	$5,228	$5,074

Liabilities and equity
Current liabilities
Short-term borrowings	$15	$19
Accounts payable and accrued liabilities	678	723
Total current liabilities	693	742

Non-current liabilities	178	170
Long-term debt	1,872	1,819
Deferred income tax liabilities	141	139
Share-based payments subject to redemption	17	24

Equity
Ingredion stockholders’ equity:
Preferred stock — authorized 25,000,000 shares- $0.01 par value, none issued	—	—
Common stock — authorized 200,000,000 shares- $0.01 par value — 77,810,875 shares issued at March 31, 2016 and December 31, 2015	1	1
Additional paid-in capital	1,154	1,160
Less: Treasury stock (common stock; 5,844,332 and 6,194,510 shares at March 31, 2016 and December 31, 2015, respectively) at cost	(444)	(467)
Accumulated other comprehensive loss	(1,067)	(1,102)
Retained earnings	2,647	2,552
Total Ingredion stockholders’ equity	2,291	2,144
Non-controlling interests	36	36
Total equity	2,327	2,180

Total liabilities and equity	$5,228	$5,074

Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
( in millions )	2016	2015

Cash provided by operating activities:
Net income	$130	$86
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47	47
Charge for fair value mark-up of acquired inventory	—	3
Decrease (increase) in margin accounts	12	(8)
Increase in other trade working capital	(108)	(82)
Other	15	23
Cash provided by operating activities	96	69

Cash used for investing activities:
Payment for acquisition, net of cash acquired of $16	—	(332)
Capital expenditures, net of proceeds on disposals	(59)	(58)
Short-term investments	(13)	(3)
Other	(1)	—
Cash used for investing activities	(73)	(393)

Cash provided by (used for) financing activities:
Proceeds from borrowings, net of payments	40	397
Issuance (repurchase) of common stock, net	1	(21)
Dividends paid (including to non-controlling interests)	(35)	(32)
Excess tax benefit on share-based compensation	3	2
Cash provided by financing activities	9	346

Effect of foreign exchange rate changes on cash	11	(29)
Increase (decrease) in cash and cash equivalents	43	(7)
Cash and cash equivalents, beginning of period	434	580
Cash and cash equivalents, end of period	$477	$573

Ingredion Incorporated (“Ingredion”)

Supplemental Financial Information

(Unaudited)

(in millions)

I.  Geographic Information of Net Sales and Operating Income

	Three Months Ended March 31,		Change
	2016	2015	%
Net Sales
North America	$840.4	$754.0	11%
South America	215.1	258.1	(17)%
Asia Pacific	169.1	186.9	(10)%
EMEA	135.4	131.1	3%
Total	$1,360.0	$1,330.1	2%

Operating Income
North America	$149.4	$102.1	46%
South America	18.0	24.6	(27)%
Asia Pacific	27.9	25.6	9%
EMEA	26.2	22.1	19%
Corporate	(20.5)	(17.8)	15%
Sub-total	201.0	156.6	28%
Acquisition/integration costs	(0.7)	(3.7)
Restructuring charge	—	(10.4)
Charge for fair value mark-up of acquired inventory	—	(3.0)
Total	$200.3	$139.5	44%

II.  Non-GAAP Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures, which exclude certain GAAP items such as acquisition and integration costs, impairment and restructuring costs, and certain other unusual items. The Company uses the term “adjusted” when referring to these non-GAAP amounts.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. A reconciliation of each non-GAAP historical financial measure to the most comparable GAAP measure is provided in the tables below.

Ingredion Incorporated (“Ingredion”)

Reconciliation of Non-GAAP Adjusted Net Income and Adjusted Diluted Earnings Per Share (“EPS”)

to GAAP Net Income and Diluted EPS

(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2016		March 31, 2015
	(in millions)	EPS	(in millions)	EPS

Net income attributable to Ingredion	$127.2	$1.73	$83.7	$1.15

Add back:

Acquisition / integration costs, net of income tax benefit of $0.2 million and $0.9 million in 2016 and 2015, respectively	0.5	0.01	2.8	0.04

Restructuring charge, net of income tax benefit of $4.0 million	—	—	6.4	0.09

Charge for fair value mark-up of acquired inventory, net of income tax benefit of $1.1 million	—	—	1.9	0.02

Non-GAAP adjusted net income	$127.7	$1.74	$94.8	$1.30

Ingredion Incorporated (“Ingredion”)

Reconciliation of  Non-GAAP Adjusted Operating Income to GAAP Operating Income

(Unaudited)

	Three Months Ended
	March 31,
(in millions)	2016	2015

Operating income	$200.3	$139.5

Add back:

Acquisition/integration costs	0.7	3.7

Restructuring charge	—	10.4

Charge for fair value mark-up of acquired inventory	—	3.0

Non-GAAP adjusted operating income	$201.0	$156.6

II. Non-GAAP Information (continued)

Ingredion Incorporated (“Ingredion”)

Reconciliation of Non-GAAP Adjusted Effective Income Tax Rate to GAAP Effective Tax Rate

(Unaudited)

	Three Months Ended March 31, 2016
	Income before	Provision for	Effective Income
(Dollars in millions)	Income Taxes (a)	Income Taxes (b)	Tax Rate (b/a)

As Reported	$186.1	$56.1	30.1%

Add back:

Acquisition / integration costs	0.7	0.2

Adjusted Non-GAAP	$186.8	$56.3	30.1%

	Three Months Ended March 31, 2015
	Income before	Provision for	Effective Income
(Dollars in millions)	Income Taxes (a)	Income Taxes (b)	Tax Rate (b/a)

As Reported	$125.5	$39.8	31.7%

Add back:

Restructuring charge	10.4	4.0

Acquisition / integration costs	3.7	0.9

Charge for fair value mark-up of acquired inventory	3.0	1.1

Adjusted Non-GAAP	$142.6	$45.8	32.1%